UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2020

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-7584	74-1079400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 215-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 12, 2020, Transcontinental Gas Pipe Line Company, LLC (“Transco”) issued a press release announcing that it has commenced an offer to exchange any and all of its $700 million in aggregate principal amount of outstanding 3.250 percent Senior Notes due 2030 (the “Original 2030 Notes”) and $500 million in aggregate principal amount of outstanding 3.950 percent Senior Notes due 2050 (the “Original 2050 Notes” and, together with the Original 2030 Notes, the “Original Notes”) for an equal amount of the applicable series of its registered 3.250 percent Senior Notes due 2030 (the “2030 Exchange Notes”) and 3.950 percent Senior Notes due 2050 (the “2050 Exchange Notes” and, together with the 2030 Exchange Notes, the “Exchange Notes”). The exchange offer will expire at 5:00 p.m. Eastern Standard Time (EST) on December 11, 2020, unless extended.

The terms of the Exchange Notes are identical in all material respects to those of the applicable series of the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and the transfer restrictions, restrictive legends, registration rights and additional interest provisions relating to the Original Notes do not apply to the Exchange Notes. The purpose of the Exchange Offer is to fulfill Transco’s obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. Transco will not receive any proceeds from the exchange offer.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated November 12, 2020.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Secretary

DATED: November 12, 2020